UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 8, 2020
_____________________
EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
_____________________

Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
155 5th Street, 7th Floor
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	EB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.05	Costs Associated with Exit or Disposal Activities
On April 8, 2020, the Board of Directors (the “Board”) of Eventbrite, Inc. (the “Company”) approved a global workforce reduction impacting approximately 45% of the Company’s employees as part of an expense reduction plan related to the impact of COVID-19. The Company expects this initiative to be substantially complete in the second quarter of 2020 and that, together with other cost-savings measures, it will yield annualized operating expense savings of at least $100 million.

The Company expects to incur restructuring charges related to the workforce reduction of $10-14 million on a pre-tax basis. Of that amount, $7-10 million is related to severance costs and $3-4 million is related to facilities and fixed assets. The Company expects the majority of these charges to be incurred in the second quarter of 2020, with most of the balance expected to be incurred in the remainder of 2020. Of the total costs expected to be incurred, $7-10 million is expected to result in future cash expenditures. The Company will provide additional detail on business trends and its plans when it reports first quarter results. Eventbrite previously suspended its Business Outlook for the first quarter and full year of 2020 on March 16, 2020.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)

On April 8, 2020, at the request of Julia Hartz, the Company’s Chief Executive Officer, the Board agreed to reduce Ms. Hartz’s base salary to $2 per year effective as of March 16, 2020. This reduction will be effective until such time as the Board determines otherwise.

Item 7.01	Regulation FD Disclosure
On April 8, 2020, the Company issued a press release announcing its expense reduction plan. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information included in this Item 7.01 shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 8, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains forward-looking statements, including but not limited to statements regarding the company’s expected annualized operating expense savings from the company’s global workforce reduction, the timing of the completion of this initiative and expected costs and related charges. These forward-looking statements reflect the company’s views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including risks related to the COVID-19 pandemic and resulting worldwide cancellation of live events, which had been the cornerstone of the company’s business, and related uncertainty regarding the duration of the shutdown of live events and the possibility that future shutdowns will occur, whether as a result of the COVID-19 pandemic, other public health concerns or epidemics or other factors adversely affecting the live event market, the company’s ability to achieve the expected operating expense savings from its global workforce reduction, and the Risk Factors identified in the company’s most recently filed annual report on Form 10-K; therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents the company files or furnishes from time to time with the Securities and Exchange Commission, particularly its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer